Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69318, 333-71504, 333-76042, 333-82348, 333-112345, 333-130616, and 333-133959) of Regent Communications, Inc. of our report dated March 15, 2005 relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 2004, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 16, 2007